Exhibit 99.1

MarineMax Reports Fiscal 2024 Second Quarter Results

~ Posts March Quarter Revenue of $582.9 Million, Up 2% Year-over-Year ~

~ Reports Comparable Same-Store Sales Growth of 2% ~

~ Revises Fiscal 2024 Financial Guidance ~

~ Hosts Earnings Conference Call at 10:00 a.m. ET Today ~

Clearwater, Florida, April 25, 2024 — MarineMax, Inc. (NYSE: HZO), the world’s largest recreational boat, yacht and superyacht services company, today announced results for its second quarter ended March 31, 2024.

Fiscal 2024 Second Quarter Summary

•
March quarter revenue of $582.9 million
•
Same-store sales increase of 2%
•
Gross profit margin of 32.7%
•
Net income of $1.6 million, or diluted EPS of $0.07; Adjusted diluted EPS1 of $0.18
•
Adjusted EBITDA1 of $29.6 million

CEO & President Commentary

“Although we continue to operate in a challenging market environment, as evidenced by industrywide larger than expected declines in boat registrations, we drove an increase in sales in the second quarter. Our gross margin also remains strong as a direct result of the strategic growth in our higher-margin businesses,” said Brett McGill, Chief Executive Officer and President of MarineMax. “Our performance was impacted by ongoing softness in the marine market, highlighting broader macroeconomic concerns including elevated interest rates and persistent inflation. While interest in boating remains encouraging, more aggressive promotional activity was required to assist consumers in making purchase decisions.

“We continue to focus on driving growth through investments in strong, higher-margin businesses that enhance the customer experience and expand our margin profile. During the quarter, we completed the purchase of Williams Tenders USA. This transaction advances our growth strategy, giving MarineMax distribution exclusivity in the U.S. and the Caribbean for the world’s premier brand of rigid inflatable jet tenders for the luxury yacht market.

“We are taking additional steps to reduce expenses while maintaining our customer experience and service. These additional measures are directed at better aligning our cost structure with the current environment. Our actions will enhance our strong cash position and healthy balance sheet, positioning us for greater opportunities as market conditions improve,” McGill said.

Fiscal 2024 Second Quarter Results

Revenue in the fiscal 2024 second quarter increased 2% to $582.9 million from $570.3 million in the comparable period last year. The top-line growth was primarily driven by an increase in boat sales. On a comparable same-store basis, revenue increased 2%.

Gross profit decreased 5.2% to $190.4 million from $200.9 million in the prior-year period. Gross profit margin of 32.7% decreased 250 basis points from 35.2% in the comparable period last year, as a higher level of promotional activity amid challenging retail conditions resulted in lower boat margins.

Selling, general, and administrative (SG&A) expenses totaled $169.0 million, or 29.0% of revenue, in the second quarter, compared with $145.5 million, or 25.5% of revenue, for the comparable period last year. Excluding transaction costs, changes in contingent consideration, weather events and other non-recurring items in the 2024 period, adjusted SG&A increased $16.4 million, or 11%, from the same period in fiscal 2023.

Interest expense was $19.4 million, or 3.3% of revenue in the second quarter, compared with $13.3 million, or 2.3% of revenue in the prior-year period, reflecting higher interest rates and increased inventory compared with the second quarter of fiscal 2023.

Net income in the second quarter was $1.6 million, or $0.07 per diluted share, compared with net income of $30.0 million, or $1.35 per diluted share, in the same period last year. Adjusted net income1 in the second quarter was $4.1 million, or $0.18 per diluted share, compared with $27.4 million, or $1.23 per diluted share, in the prior-year period. Adjusted EBITDA1 for the quarter ended March 31, 2024, was $29.6 million, compared with $57.4 million for the comparable period last year.

1 This is a non-GAAP measure. See below for an explanation and quantitative reconciliation of each non-GAAP financial measure.

Company Revises Fiscal 2024 Guidance

Based on results to date, current business conditions, retail trends and other factors, the Company is updating its fiscal year 2024 Adjusted net income1,2 guidance to a range of $2.20 to $3.20 per diluted share. The Company also is revising fiscal year 2024 Adjusted EBITDA1,2 guidance to a range of $155 million to $190 million. These expectations do not consider or give effect for, among other things, material acquisitions that may be completed by the Company during fiscal 2024 or other unforeseen events, including changes in global economic conditions.

Conference Call Information

MarineMax will discuss its fiscal 2024 second quarter financial results on a conference call starting at 10:00 a.m. ET today. The conference call can be accessed via the “Investors” section of the Company's website: www.marinemax.com, or by dialing 877-407-0789 (U.S. and Canada) or 201-689-8562 (International). An online replay will be available within one hour of the conclusion of the call and will be archived on the website for one year.

About MarineMax

As the world’s largest lifestyle retailer of recreational boats and yachts, as well as yacht concierge and superyacht services, MarineMax (NYSE: HZO) is United by Water. We have over 130 locations worldwide, including 83 dealerships and 66 marina and storage facilities. Our integrated business includes IGY Marinas, which operates luxury marinas in yachting and sport fishing destinations around the world; Fraser Yachts Group and Northrop & Johnson, leading superyacht brokerage and luxury yacht services companies; Cruisers Yachts, one of the world’s premier manufacturers of premium sport yachts and motor yachts; and Intrepid Powerboats, a premier manufacturer of powerboats. To enhance and simplify the customer experience, we provide financing and insurance services as well as leading digital technology products that connect boaters to a network of preferred marinas, dealers, and marine professionals through Boatyard and Boatzon. In addition, we operate MarineMax Vacations in Tortola, British Virgin Islands, which offers our charter vacation guests the luxury boating adventures of a lifetime. Land comprises 29% of the earth’s surface. We’re focused on the other 71%. Learn more at www.marinemax.com.

Forward-Looking Statement

Certain statements in this press release are forward-looking as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include ongoing softness in the marine market, more aggressive promotional activity, the Company’s focus on driving growth through the acquisition of strong, higher-margin businesses, the Company’s strategy to invest in brands, products and services that enhance the customer experience and expand the Company’s margin profile, the Company’s operational improvement measures and the related expected annualized cost savings and our fiscal 2024 guidance. These statements are based on current expectations, forecasts, risks, uncertainties, and assumptions that may cause actual results to differ materially from expectations as of the date of this release. These risks, assumptions, and uncertainties include the Company’s abilities to reduce inventory, manage expenses and accomplish its goals and strategies, the quality of the new product offerings from the Company’s manufacturing partners, the performance and integration of the recently-acquired businesses, general economic conditions, as well as those within the Company's industry, the liquidity and strength of our bank group partners, the level of consumer spending, and numerous other factors identified in the Company’s Form 10-K for the fiscal year ended September 30, 2023 and other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation

1 This is a non-GAAP measure. See below for an explanation and quantitative reconciliation of each non-GAAP financial measure.

2 See “Non-GAAP Financial Measures” below for a discussion of why reconciliations of forward-looking Adjusted Net Income and Adjusted EBITDA are not available without unreasonable effort.

to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Mike McLamb
Chief Financial Officer
727-531-1700
investors@marinemax.com

Scott Solomon
Sharon Merrill Associates, Inc.
857-383-2409
HZO@investorrelations.com

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue	$582,892	$570,340	$1,110,166	$1,078,267
Cost of sales	392,471	369,431	744,264	690,461
Gross profit	190,421	200,909	365,902	387,806

Selling, general, and administrative expenses	169,020	145,504	325,502	295,901
Income from operations	21,401	55,405	40,400	91,905

Interest expense	19,374	13,280	37,739	22,764
Income before income tax provision	2,027	42,125	2,661	69,141

Income tax provision	578	12,201	367	19,230
Net income	1,449	29,924	2,294	49,911

Less: Net (loss) income attributable to non-controlling interests	(138)	(111)	(223)	186
Net income attributable to MarineMax, Inc.	$1,587	$30,035	$2,517	$49,725

Basic net income per common share	$0.07	$1.37	$0.11	$2.28

Diluted net income per common share	$0.07	$1.35	$0.11	$2.23

Weighted average number of common shares used in computing net income per common share:

Basic	22,299,599	21,853,557	22,247,587	21,804,326
Diluted	22,999,229	22,314,262	22,903,840	22,268,183

MarineMax, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Amounts in thousands)

(Unaudited)

	March 31,	March 31,
	2024	2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$216,684	$204,339
Accounts receivable, net	121,639	116,910
Inventories	932,607	711,296
Prepaid expenses and other current assets	21,996	21,710
Total current assets	1,292,926	1,054,255
Property and equipment, net	536,175	499,418
Operating lease right-of-use assets, net	140,882	138,525
Goodwill	590,344	558,613
Other intangible assets, net	39,174	42,134
Other long-term assets	31,488	31,783
Total assets	$2,630,989	$2,324,728
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$61,339	$44,598
Contract liabilities (customer deposits)	79,095	113,934
Accrued expenses	124,332	113,803
Short-term borrowings	736,717	498,647
Current maturities on long-term debt	33,766	32,409
Current operating lease liabilities	10,359	9,981
Total current liabilities	1,045,608	813,372
Long-term debt, net of current maturities	372,624	407,335
Noncurrent operating lease liabilities	126,224	121,813
Deferred tax liabilities, net	58,156	47,638
Other long-term liabilities	87,919	83,310
Total liabilities	1,690,531	1,473,468
SHAREHOLDERS' EQUITY:
Preferred stock	—	—
Common stock	29	29
Additional paid-in capital	334,939	313,848
Accumulated other comprehensive income	2,531	3,013
Retained earnings	742,466	680,392
Treasury stock	(148,656)	(148,656)
Total shareholders’ equity attributable to MarineMax, Inc.	931,309	848,626
Non-controlling interests	9,149	2,634
Total shareholders’ equity	940,458	851,260
Total liabilities and shareholders’ equity	$2,630,989	$2,324,728

MarineMax, Inc. and Subsidiaries

Segment Financial Information

(Amounts in thousands)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Revenue:
Retail Operations	$579,177	$558,872	$1,103,262	$1,061,258
Product Manufacturing	40,182	56,749	86,310	113,075
Elimination of intersegment revenue	(36,467)	(45,281)	(79,406)	(96,066)
Revenue	$582,892	$570,340	$1,110,166	$1,078,267
Income from operations:
Retail Operations	$20,665	$53,737	$35,470	$90,465
Product Manufacturing	(914)	6,243	3,056	12,745
Intersegment adjustments	1,650	(4,575)	1,874	(11,305)
Income from operations	$21,401	$55,405	$40,400	$91,905

MarineMax, Inc. and Subsidiaries

Supplemental Financial Information

(Amounts in thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Net income attributable to MarineMax, Inc.	$1,587	$30,035	$2,517	$49,725
Transaction costs (1)	119	80	3,225	6,116
Intangible amortization (2)	1,429	1,890	3,163	3,595
Change in fair value of contingent consideration (3)	949	1,183	1,167	2,230
Weather expenses (recoveries)	987	(1,685)	698	(191)
Gain on acquisition of equity investment (4)	—	(5,129)	—	(5,129)
Tax adjustments for items noted above (5)	(993)	1,062	(1,139)	(1,841)
Adjusted net income attributable to MarineMax, Inc.	$4,078	$27,436	$9,631	$54,505

Diluted net income per common share	$0.07	$1.35	$0.11	$2.23
Transaction costs (1)	0.01	—	0.14	0.27
Intangible amortization (2)	0.06	0.08	0.14	0.16
Change in fair value of contingent consideration (3)	0.04	0.05	0.05	0.10
Weather expenses (recoveries)	0.04	(0.08)	0.03	(0.01)
Gain on acquisition of equity investment (4)	—	(0.22)	—	(0.22)
Tax adjustments for items noted above (5)	(0.04)	0.05	(0.05)	(0.08)
Adjusted diluted net income per common share	$0.18	$1.23	$0.42	$2.45

(1) Transactions costs relate to acquisition transaction and integration costs in the period.

(2) Represents amortization expense for acquisition-related intangible assets.

(3) Represents expenses to record contingent consideration liabilities at fair value.

(4) Represents gain on a previously held equity investment upon acquisition of the entire business.

(5) Adjustments for taxes for items are calculated based on the effective tax rate for each respective period presented.

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2024	2023	2024	2023
Net income attributable to MarineMax, Inc.	$1,587	$30,035	$2,517	$49,725
Interest expense (excluding floor plan)	7,522	6,819	15,278	13,184
Income tax provision	578	12,201	367	19,230
Depreciation and amortization	10,965	8,853	21,897	17,972
Stock-based compensation expense	5,984	5,368	11,402	10,213
Transaction costs	119	80	3,225	6,116
Gain on acquisition of equity investment	—	(5,129)	—	(5,129)
Change in fair value of contingent consideration	949	1,183	1,167	2,230
Weather expenses (recoveries)	987	(1,685)	698	(191)
Foreign currency	908	(371)	(308)	(2,801)
Adjusted EBITDA	$29,599	$57,354	$56,243	$110,549

Non-GAAP Financial Measures

This press release, along with the above Supplemental Financial Information table, contains “Adjusted net income”, “Adjusted diluted EPS” and “Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization” (“Adjusted EBITDA”), which are non-GAAP financial measures as defined under applicable securities legislation. In determining these measures, the Company excludes certain items which are otherwise included in determining the comparable GAAP financial measures. The Company believes these non-GAAP financial measures are key performance indicators that improve the period-to-period comparability of the Company’s results and provide investors with more insight into, and an additional tool to understand and assess, the performance of the Company's ongoing core business operations. Investors and other readers are encouraged to review the related GAAP financial measures and the above reconciliation and should consider these non-GAAP financial measures as a supplement to, and not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP.

In addition, we have not reconciled our fiscal year 2024 Adjusted earnings and Adjusted EBITDA guidance to net income (the corresponding GAAP measure for each), which is not accessible on a forward-looking basis due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to acquisition contingent consideration and acquisition costs. Acquisition contingent consideration and transaction costs, which are likely to be significant to the calculation of net income, are affected by the integration and post-acquisition performance of our acquirees, which is difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted earnings and Adjusted EBITDA are not available without unreasonable effort.